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                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of LORECOM Technologies, Inc. on Form SB-2 of our reports on the financial statements of the following companies (for the periods indicated) appearing in the Prospectus, which is part of this Registration Statement:

      As of December 31, 1998, and for the year then ended:

         Nobel Systems, Inc., dated February 28, 1999.

      As of December 31, 1997, and for the year then ended:

         Access Communications Services, Inc., dated February 28, 1999. American Telcom, Inc., dated February 19, 1999.
         Banner Communications, Inc., dated February 28, 1999.
         Travis Business Systems, Inc., dated February 19, 1999.

      As of September 30, 1997, and for the year then ended:

         Terra Telecom, Inc., dated February 15, 1999.
         Telkey Communications, Inc., dated February 26, 1999.

      We also consent to the reference to us under the headings "Summary Combined Financial Information" and "Experts" in such Prospectus.


                                                        /s/ Saxon & Knol, P.C.

Oklahoma City, Oklahoma
June 24, 1999